EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Form S-1 Registration Statement of our report dated March 29, 2013, relating to the financial statements of GenSpera, Inc., which appear in this Registration Statement and related Prospectus. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Liggett, Vogt & Webb, P.A.

New York, New York

September 23, 2013